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                                   Exhibit 21

                         Continental Global Group, Inc.

                Subsidiaries of the Registrant at March 15, 1999

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
                                         Jurisdiction of Incorporation
Subsidiaries (1)                         or Organization                         Parent Company

Continental Conveyor & Equipment         Delaware                                Continental Global Group, Inc.
Company

Continental Conveyor & Equipment Pty.    Australia                               Continental Conveyor & Equipment
Ltd.                                                                             Company

BCE Holdings Pty. Ltd.                   Australia                               Continental Conveyor & Equipment Pty.
                                                                                 Ltd.

Continental ACE Pty. Ltd.                Australia                               BCE Holdings Pty. Ltd.

Continental ACE Services Pty. Ltd.       Australia                               BCE Holdings Pty. Ltd.

Continental ACE Conveyor Components      Australia                               BCE Holdings Pty. Ltd.
Pty. Ltd.

A. Crane Pty. Ltd.                       Australia                               BCE Holdings Pty. Ltd.

Continental Control Systems Pty. Ltd.    Australia                               BCE Holdings Pty. Ltd. - 60%
                                                                                 Continental Conveyor & Equipment Pty.
                                                                                 Ltd. - 40%

Continental Conveyor International Inc.  Delaware                                Continental Conveyor & Equipment
                                                                                 Company

Continental FSW Ltd.                     United Kingdom                          Continental Conveyor International
                                                                                 Inc.

Continental Conveyor Ltd.                United Kingdom                          Continental FSW Ltd.

Continental MECO (Proprietary) Ltd.      South Africa                            Continental Conveyor International
                                                                                 Inc.

MECO McCallum Pty. Ltd.                  Australia                               Continental Conveyor & Equipment Pty.
                                                                                 Ltd.

Goodman Conveyor Company                 Delaware                                Continental Global Group, Inc.
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(1)      Each of the subsidiaries listed is 100% owned by its parent company, except for Continental Control Systems Pty. Ltd.